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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-34196 and 333-64626) and in the Registration Statement (Form S-3 No. 333-68066) and related prospectus of our report dated January 29, 2002, except for Note 8, as to which the date is March 27, 2002, with respect to the financial statements of Sangamo BioSciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP

Palo Alto, California
March 27, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS